Exhibit 99(i)

SHORT-SWING PROFIT DISGORGEMENT AGREEMENT AND RELEASE

This Short-Swing Profit Disgorgement Agreement and Release (hereinafter referred to as the “Release”) is made this      09     day of September, 2010, by and between COMM BANCORP, INC., a Pennsylvania business corporation, whose principal executive offices are located in Clarks Summit, Pennsylvania (“Company”) and JOSEPH P. MOORE, JR., an adult individual, residing in Gladwyne, Pennsylvania (“Moore”).

Background

Moore is a former director of Company; is currently a director emeritus of Company; attends the meetings of the Company’s Board of Directors; and, is considered by the Company to be a quasi-insider, and, therefore subject to this insider-reporting regime imposed by the regulations promulgated by the Securities and Exchange Commission (“SEC”) under Section 16 of the Securities Exchange Act of 1934 (“1934 Act”).

Company has its outstanding common stock registered under Section 12 of the 1934 Act; listed on the Nasdaq Stock Market; and, is required to file 1934 Act reports with the SEC.

On or about 01 September 2010, Moore executed a SEC Form 4, relating to a change in the beneficial ownership of his holdings in Company common stock, in which he represented that he sold in aggregate 1,500 shares of such stock; on 10 September 2009, an aggregate of 1,000 shares in nine separate sales transactions at an average price of $32.68 per share and on 11 September 2009, 500 shares at a price of $33.00 per share or $49,184.48 in the aggregate (the “September Transactions”). The Company facilitated the filing of such Form 4 with the SEC.

On or about 17 December 2009, Moore executed a SEC Form 4, in which he represented that he purchased 2,000 shares of the Company’s common stock on 16 December 2009 at a price of $26.00 per share or $52,000 in the aggregate (the “December Transaction”). The Company facilitated the filing of such Form 4 with the SEC.

The above sales and purchase occurred within six months of each other, and, therefore, Moore violated the provisions under Section 16 of the 1934 Act. The Company demanded that Moore disgorge to it the difference in the aggregate sale and purchase prices in the amount of $2,815.52.

Moore has agreed to pay such amount to the Company in exchange for this Release from any further demand by the Company for profit disgorgement with respect to the September and December Transactions.

NOW, THEREFORE, the Company and Moore, intending to be legally bound hereby, agree as follows:

1. Moore agrees with the statements contained in the Background section of this Release.

2. The Company agrees with the statements contained in the Background section of this Release.

3. In consideration of the sum of $     2,815.52     , receipt of which is hereby acknowledged from Moore, the Company releases and discharges Moore, his respective heirs, legal representatives, successors, and assigns and all persons, associations, or corporations who are or might be claimed to be liable to Company, from all claims, liability, demand, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future, with respect to insider-trading liability and disgorgement of profit to the Company arising under Section 16 of the 1934 Act with respect to the June and December Transactions.

4. This Release shall be a fully binding and complete settlement between the Company and Moore pertaining to the matters expressed herein.

5. This Release contains the entire agreement between the parties hereto with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each. There are no other understandings or agreements, verbal or otherwise, in relation thereto, between the parties hereto.

6. The parties hereto enter into this Release in the Commonwealth of Pennsylvania and such Release shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

7. This Release may be executed by the parties in any number of counterparts, each of which with an original signature of a party.

COMM BANCORP, INC.

By:	/s/ William F. Farber, Sr.	/s/ Joseph P. Moore, Jr.

	WILLIAM F. FARBER, Chairman,	JOSEPH P. MOORE, JR.
President and Chief Executive
Officer

By:	/s/ John P. Kameen

JOHN P. KAMEEN, Secretary